Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sylvanus Corporation

Incorporated in the State of Florida.	SIC: 7389	EIN: 59-3386335

Executive offices: 2180 Park Avenue, North, Suite 100, Winter Park, Florida. (407) 628-2900
Intended Principal place of business: 2180 Park Avenue, North, Suite 100, Winter Park, Florida.

Registered Agent: Charles J. Champion, Jr., 2180 Park Avenue, North, Suite 100, Winter Park, Florida.
(407) 628-2900

Approximate date of proposed sale to the public:     January 31,
1998.


Calculation of Registration Fee:
Class of      Dollar      Maximum          Proposed Maximum       Amount
of
Securities    Amount      Offering Price   Aggregate offering
Registration
Registered    Registered  Per Unit         Price                  Fee

Common stock  $290,000.00   $10.00         $290,000.00
$100.00


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


   Page 1 of 47



Registration Statement Cross Reference Sheet
                                                                  Page
Front of Form SB-2 Registration Statement                           1
This Cross Reference Sheet                                          2
Outside Front page of Prospectus                                    3
Inside Front Cover Page of Prospectus                               4
Outside Back Cover Page of Prospectus                               5
Summary                                                             6
Risk Factors                                                        7
Use of Proceeds                                                    10
Offering Price                                                     11
Dilution and Concentration                                         12
Plan of Distribution                                               13
Legal Proceedings                                                  13
Legal Matters                                                      13
Directors, Executive Officers, Promoters and Control Persons       13
Security Ownership of Certain Beneficial Owners and Management     15
Description of Securities                                          15
Interest of Experts and Named Counsel                              15
Description of Business                                            15
Plan of Operation                                                  15
Description of Property                                            16
Certain Relationships and Related Transactions                     17
Market for Common Equity and Related Stockholder Matters           18
Executive Compensation                                             18
Financial Statements (audited annual statements for FY 1996)       19
Financial Statements (unaudited interim statements 3rd Qtr 1997)   26
Indemnification of Officers and Directors                          33
Other Expenses of Issuance and Distribution                        33
Recent Sales of Unregistered Securities                            33
Index of Exhibits                                                  33
Exhibit (3)(i) Articles of Incorporation                           34
Exhibit (3)(ii) By Laws                                            36
Exhibit (5) Legal Opinion                                          40
Exhibit (23) Consent of Counsel                                    40
Exhibit (10) Compensation Agreement                                42
 Exhibit (23) Consent of Experts                                   43
Exhibit (27) Financial Data Schedule                               45
Exhibit (99) Affidavit of President of Corporation                 46
Undertakings                                                       47
Signatures                                                         47




PROSPECTUS

                         29,000 Shares
                       $10.00 per share

                       Sylvanus Corporation

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR ANY
SECURITIES OF THE CORPORATION AND NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET WILL DEVELOP FOLLOWING THE SALE OF SHARES. THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE CORPORATION.
(see "RISK FACTORS")

	Sylvanus Corporation (the "Corporation" or the "Company"), a Florida corporation, hereby offers up to 29,000 shares of its common stock (the "Shares") at a purchase price of $10 per share (the
"Offering").  (See "DESCRIPTION OF SECURITIES")

   	This Offering is being self-underwritten by the issuer.      There
is no minimum number of shares necessary and no escrow of funds
collected for any shares sold. (see "PLAN OF DISTRIBUTION")    Upon sale
of any shares, the Corporation shall be entitled to receive the proceeds of such sales, which may prove inadequate to fund the needs of the Corporation. (see "RISK FACTORS")

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.
 (See "RISK FACTORS" and "DILUTION")

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                         Underwriting        Proceeds to
                                         discounts and       issuer
                  Price to public        commissions
Per share                $10.00             $0.00               $10.00

Total minimum             $0.00             $0.00                $0.00
Total maximum       $290,000.00             $0.00          $290,000.00

             (See accompanying note on next page)

	The shares are offered by the issuer subject to receipt and acceptance, the approval of certain legal matters by counsel and prior sale when, as, and if issued. The issuer reserves the right to withdraw, cancel, or modify the Offering without notice and to reject any order in whole or in part. It is expected that delivery of certificates representing the shares will be made against payment therefor in Winter Park, Florida on or about

    January 31, 1998.

   The date of this Prospectus is              , 1998.


 Notes to Table of Proceeds

   Note: Other estimated expenses of the Offering are as follows:

Registration fees                     $100
State taxes and fees                $1,000
Printing expenses                   $1,000
Accounting fees                     $1,000
Legal fees                          $2,000

Available Information

	The Corporation is not a reporting company under any federal or state law but may become subject to reporting requirements as a result of this Offering.

Reports to Stockholders

	The Corporation intends to furnish all information to the stockholders which is required by law. Annual reports, financial statements and any other kind of report to stockholders shall be provided to stockholders only to the extent which may be required by law. However, the Board of Directors may change the Corporation's reporting and disclosure policies at any time.



29,000 Shares

Sylvanus Corporation

Prospectus
   The date of this Prospectus is              , 1998.

Table of Contents
                                                                 Page
Front page of Prospectus                                           1
Notes to Table of Proceeds                                         2
Available Information                                              2
Reports to Stockholders                                            2
Summary                                                            3
Risk Factors                                                       4
Use of Proceeds                                                    7
Offering Price                                                     8
Dilution and Concentration                                         9
Plan of Distribution                                              10
Legal Proceedings                                                 10
Legal Matters                                                     10
Directors, Executive Officers, Promoters and Control Persons      10
Security Ownership of Certain Beneficial Owners and Management    12
Interest of Experts and Named Counsel                             12
Description of Securities                                         12
Description of Business                                           12
Plan of Operation                                                 12
Description of Property                                           13
Certain Relationships and Related Transactions                    14
Market for Common Equity and Related Stockholder Matters          15
Executive Compensation                                            15
Financial Statements (audited annual statements for FY 1996)      16
Financial Statements (unaudited interim statements 3rd Qtr 1997)  23
Table of Contents                                                 24


No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Any material modification of the offering will be accomplished by means of an amendment to the registration statement.

	   Until ________ ____, 1998     (90 days after the date of this
Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


Summary

	The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Each prospective purchaser of the Company's securities is urged to read this Prospectus in its entirety.

	The Corporation seeks to become a liquidator. It will specialize in buying surplus inventory or other items of value in situations where a good price can be obtained due to circumstances where the seller is highly motivated to get rid of the inventory. Examples of some possible sources of inventory are "going out of business" sales, discontinued lines of merchandise, slow selling excess inventory, used equipment, obsolete equipment, and recyclable waste products. Other examples are "perishable" commodities including unsold media advertising, unsold airplane tickets, unsold hotel rooms, unsold apartment leases or unsold telephone long distance minutes.

	The Corporation is a "start-up" business meaning that it has little or no business activities or capital at the present time. The proceeds of this Offering will be used to pay overhead expenses and acquire inventory (see "Use of Proceeds"). The company will attempt to liquidate the inventory and use the proceeds to acquire additional inventory. The Company will attempt to make a profit by buying its inventory from motivated sellers at favorable prices and then reselling the products at higher prices.

	The principal offices of the Company are located at 2180 Park Avenue, North, Suite 100, Winter Park, Florida 32789 and its telephone number is (407) 628-2900.



Risk Factors
THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT SHOULD CONSIDER PURCHASING THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:

Inadequate Planning

	The company has no business plan other than the brief plan outlined in the Plan of Operations section of this document (see "PLAN OF OPERATION"). Management does not have any experience in the field in which the company plans to do business. The company has not yet engaged in any business activity at all. The only steps management has taken on behalf of the company are actions related to incorporation and this public offering of the company's securities. Due to the capital intensive nature of the company's business, management intends to wait until some capital has been raised before beginning operations of the company. Management has not identified any particular sources of inventory or potentially income producing assets which might be targeted for acquisition and does not have any plans on how such inventories or assets might be located. Management does not have any plans on how inventories of other assets, if acquired, might be sold at any price and has not identified any market of potential buyers. Management does not have any plans on how potentially income producing equipment or other assets, if acquired, could be operated, what market might be served thereby or how or to whom to market leasable assets, if any are acquired.
Management has done virtually none of the detailed planning normally involved in starting a business and essentially plans to "wing it". Management has not even completed a basic cash flow analysis or any financial projections whatsoever. This approach is unheard of in a public offering and is generally considered foolish, incompetent and unwise in any business endeavor. There are no facts or circumstances which justify management's self-confidence in cavalierly embarking on a start-up business in an unfamiliar industry with no capital, no experience, no existing business activity, and no real plan of how to do it. Nonetheless, that is what management intends to do.

Undercapitalization

	There is no minimum Offering amount and it is possible that not all the securities will be sold. This will result in the Company being undercapitalized. Undercapitalization could cause the Company to have insufficient funds to cover overhead expenses and result in the complete loss of the stockholders' investments. This risk is made worse by the fact that management plans to proceed with the venture regardless of how much or how little capital is available to the Company. It is also quite possible that the Company will be undercapitalized even if the Offering is sold out. The amount of the Offering is less than the Company needs because the Company's management has doubts about whether it can sell even the amount of stock in this Offering due to the Company's high risk, capital intensive nature and the fact that it is a start-up with inexperienced management.

Need for Additional Financing

	The Company is very likely to need additional financing. The Company has made no arrangements to obtain such financing and is very unlikely to be able to obtain any additional financing on any terms.

Broad Discretion in Application of Proceeds

	The management of the Company has broad discretion to adjust the application and allocation of the proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. See "Use of Proceeds."


Dilution and Concentration

	There is a high risk of extreme dilution and also potential risks of concentration. See "Dilution and Concentration" section below.

Stock Price Volatility

	Due to the nature of the Company's business, it is highly likely that the price of its stock will be very volatile. While the Company remains small, its prospects for success or failure may be significantly affected by individual transactions which may in turn radically affect the stock price. Furthermore, the Company is likely to be extremely thinly traded if a secondary market in the Company's securities develops at all. This further contributes to stock price volatility.

Arbitrary Offering Price

	There has been no prior public market for the Company's securities. The price to the public of the shares offered hereby has been arbitrarily determined by the Company and bears no relationship to the Company's earnings, book value or any other recognized criteria of value. The offering price is $10.00 per share despite the fact that the Company has absolutely no earnings, no profits and virtually no assets or book value, nor any other indication that it is worth anything at all.

Acquisition of Assets with Stock

	Large amounts of shares in the Company which are not included in the Offering may be used to acquire inventory. This poses great risks of dilution. (see "Dilution and Concentration") Some of the shares included in this Offering may also be used to acquire assets deemed useful to the Company if the Offering is not sold out in the first twenty days following the commencement of the Offering. This also poses a risk of dilution.

Stock Price Deterioration

	The Company plans to acquire at least some of its inventory with the Company's stock. Many of the sellers of such inventory will place little or no value on the assets they may give up to obtain the stock. Other sellers of such inventory may be under extreme cash flow pressures. In the above cases, or otherwise, stockholders in the Company who trade inventory to the Company for stock are likely to attempt to liquidate large blocks of the Company's stock in short periods of time. Due to the above mentioned circumstances, such stockholders may be willing to endure substantial losses in order to liquidate their holdings. This kind of selling activity is very likely to cause substantial and continuing deterioration of the price of the Company's stock. Since the Company may engage in ongoing transactions of this nature, the price of the Company's stock may never recover and in fact deteriorate at an accelerating rate as new inventory acquisitions are made by the Company with its stock at depressed stock prices. New stockholders obtaining such depressed stock will probably also attempt to liquidate their holdings, heedless of losses, continuing and probably accelerating the downward trend. At some point, if such a trend develops and continues, it is possible that other stockholders will lose confidence in the Company or anticipate further stock price deterioration and sell their holdings. While there can be no certainty that the stock price will go down, the risk of stock price deterioration is extremely high. Investors should be prepared to see the stock price go down and keep going down indefinitely. Even stockholders contemplating trading assets for stock who might be happy to get pennies on the dollar for their assets or their stock should be warned that the stock price deterioration may be far greater than expected and such deterioration may cause any secondary market that may exist to evaporate without warning leaving the Company's stockholders without any means of obtaining any value at all for their stock.

No Dividends

	The Company can make no assurances that the future operations of the Company will result in any revenues or will be profitable. If the operations of the Company do become profitable, the Company plans to retain much or all of its earnings in order to finance future operations of the Company. Therefore, the Company has no plans to pay any dividends. While this policy may be changed by the board of directors at any time, the


fact that the Company will probably be undercapitalized and face chronic cash flow shortages makes the possibility of any dividends remote at best.

Inexperienced Management

	Management has absolutely no experience whatsoever in the liquidation business, which is intended to be the Company's primary, if not sole, activity. Since qualified and experienced management is one of the key factors in the success of any business, this weakness alone is sufficient to make the Company's stock exceedingly risky.

   Inadequate Management

	Mr. Williamson is only obligated to work for the Company on a part-time basis. (See "Executive Compensation") Also, the Company may contract with other companies or individuals to carry out some or all of the business operations of the Company on the Company's behalf. These arrangements may be wholly inadequate to carry out any or sufficient business operations to prevent insolvency of the Company. Also, inadequate management exacerbates the danger of all the other risks the Company faces. Risks which might be handled or avoided by management may bankrupt the Company if there is not adequate management paying attention to the affairs of the Company.

Risks of a Start-Up Venture

	Many statistical studies show that the overwhelming majority of all start-up businesses fail. The Company is a start-up business. The Company has never conducted any business and is not now engaged in any business activity. The Company will start its business operations after this Offering begins but there is a high probability that such operations will not be profitable and the Company will fail causing the Company's stock to become worthless.

Liability and Lack of Insurance

	The business operations of the Company will necessarily involve the potential for incurring unforeseen liabilities for damages. A particular problem exists because the liquidation business frequently requires liquidators to deal in products which the liquidators have no familiarity with. This poses a risk of miscommunicating the nature of the products to potential buyers, inability to accurately judge product quality and the possibility of liability for personal injury. The Company does not carry any liability insurance and has no plans to acquire such insurance.

Liquidation Losses

	It is likely that despite management's efforts and estimates, inventory may not be able to be sold at a profit. Management will probably face situations in which, due to management error, seller misrepresentations, expiration of time, damage, vandalism, changing market conditions or other reasons, the Company will buy inventory and be unable to liquidate it at a profit. Since the Company will probably remain undercapitalized indefinitely, the survival of the Company depends upon rolling its inventory frequently. Storage and other overhead costs preclude waiting for market conditions to improve. For these reasons, the Company may often have to sell its own inventory at a loss. If this happens too often or if the losses are too great on even one transaction, the Company could become insolvent as a result. It is entirely possible, due to the difficulty of assessing the value of various potential inventory items that management error could result in the Company buying inventory items which cannot be sold at all at any price and may even cost money to dispose of. Due to the likelihood of undercapitalization of the Company and the fact that the Company will try to purchase inventory at wholesale whenever possible, it is likely that management will from time to time invest substantially all of the Company's capital base in one type of inventory. The Company may even borrow additional money to make large wholesale purchases. If any one such purchase turns out to be unsalable, the Company will be instantly bankrupt with no possibility of recovering from such an error. The likelihood of such a mistake occurring is relatively high. This is an extremely high risk business.


Storage Costs

	Many types of inventory the Company may acquire will require storage and incur storage costs. These ongoing storage costs place the Company under time pressure to liquidate its inventory in relatively short periods of time. If stored inventory is not sold promptly, sooner or later, storage costs alone will prevent the Company from realizing any profit on such stored inventory. Ongoing storage costs alone may prompt management to sell inventory at a loss to avoid the storage costs. Such losses could cause a decline in stock price or, if large enough, could bankrupt the Company.

Transaction Costs

	Due to the nature of the Company's intended business, it is difficult to tell in advance whether a potential inventory item can be sold at a profit. One of the factors which will affect this is transaction costs. While management may find an opportunity to buy inventory at below market prices, the transaction costs involved in the acquisition and subsequent liquidation may reduce or eliminate any profit on an otherwise promising transaction. Transaction costs may even exceed the profit margin, resulting in a loss. Transaction costs may be incurred when the Company is acquiring or attempting to liquidate inventory items which are unsalable. This will also result in a loss. Transaction costs on many types of transactions are very difficult to predict in advance.

Substantial Competition

	There are many other individuals and companies engaged in the business of liquidating unwanted assets. Many of these competitors specialize in particular kinds of products and are likely to have far more expertise at liquidating those kinds of products than the Company will have.

	Businesses in the United States and elsewhere which are engaged in the liquidation business are characterized by intense and substantial competition. Almost all of the companies with which the Company intends to compete are substantially larger and have substantially greater resources than the Company. It is also likely that other competitors will emerge in the future. The Company will compete with companies that have greater market recognition, greater resources and broader capabilities than the Company. As a consequence, there is no assurance that the Company will be able to successfully compete in the marketplace.

Minimal Potential for Gain

	Although there is a tendency to associate high returns with high risk, the high levels of risk associated with the securities offered herein should in no way be taken as any indication that there is any possibility of high potential yields. While it is impossible to predict what the results of investing in the Company's stock will be, management expects that it is likely that the stock price, if a market for the stock develops at all, will drop or remain level, not rise. The nature of the Company's business is such that profits are expected to be low or at best moderate relative to the amount of capital tied up in inventory. Therefore it is exceedingly unlikely that the stock price will perform well if it goes up at all.
Use of Proceeds

	The net proceeds to be raised in this offering will be used for compensation to management, general and administrative expenses, labor and facilities overhead, marketing, legal and accounting services, acquisition of inventory, and other direct and indirect costs of carrying out the Corporation's business. On an interim basis some portion of the proceeds may be invested in financial instruments.

   	Priority 1

	The first priority of any funds raised will be to pay for general
and administrative expenses and other 	direct and indirect costs of
carrying out the Corporation's business for which management has
allocated 	up to $9,900 of the proceeds of this offering.


	Priority 2

	The second priority of any funds raised will be to pay for
acquisition of inventory for which management 	has allocated up to
$255,000 of the proceeds of this offering.

	Priority 3

	The third priority of any funds raised will be to pay for
marketing expenses for which management has 	allocated up to $20,000
of the proceeds of this offering.

	Offering Expenses                $5,100           1.8%
	General and Administrative       $9,900           3.4%
	Inventory Acquisition          $255,000          87.9%
	Marketing                       $20,000           6.9%

                                     $290,000         100.0%

	In the event that less than the maximum amount of shares are sold in the first twenty (20) days after sales of shares as part of this Offering begin, management will reduce the amount allocated to priorities 1 and 3 to as small an amount as management deems prudent considering such amount of funds actually raised and reasonable expectations of further cash flows including but not limited to further sales of shares under this Offering or subsequent offerings and management may allocate funds in excess of such amount to priority 2. Also, in the event that less than the maximum amount of shares are sold in the first twenty (20) days after sales of shares as part of this Offering begin, management may solicit and accept non-cash payments for some or all of the securities registered as part of this Offering.

Purpose of This Offering:

	The primary purpose of this offering is to raise funds to cover short-term overhead expenses and to acquire an inventory which can be liquidated. The inventory may consist of anything which management believes it can liquidate for cash or trade for salable inventory items.


Retirement of Debt:

	If the Corporation does not receive the full proceeds of this Offering in time to fully fund its planned operations, management expects to incur debts which may be retired with the proceeds of this offering, or with company stock in private transactions or future public offerings. These debts may include, but are not limited to, deferred compensation of management, purchase money mortgages from the sellers of the real estate acquired, bridge loans, and any short term credit extended by vendors or sellers of inventory items. The amount and terms of such loans cannot be reliably predicted in advance.

Acquisition of Inventory

	The Company has not identified any specific items of inventory to be acquired. Due to the nature of the business, opportunities to buy suitable inventory at low prices will necessarily be of short duration. Any opportunities which might be available at the time this prospectus is being written are unlikely to still be available after the offering. Therefore, management will seek out specific acquisition opportunities only after the Offering has begun.

Offering Price

	The price at which the Corporation's shares are being offered has been arbitrarily determined by the Corporation and bears no relationship to the Corporation's assets, book value, net worth or other economic or recognized criteria of value and in no event should it be regarded as an indication of any future market price of the shares. Since the Company is a start-up venture and has virtually no assets, no cash flow, no good will value and no ongoing business activities, most, if not all, recognized criteria of value would show the securities to be worth nothing.


PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR ANY
SECURITIES OF THE CORPORATION AND NO ASSURANCE CAN BE GIVEN THAT A PUBLIC MARKET WILL DEVELOP FOLLOWING THE SALE OF SHARES. THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY THE CORPORATION.

Dilution and Concentration

	No one has purchased any shares at any price less than the price to the public in this Offering and no one has any warrants, options or other contractual rights to purchase any shares at any price less than the price to the public in this Offering.

	There is a high probability of immediate and substantial dilution. This is exacerbated by the fact that if the Offering is not sold out within the first twenty (20) days, management plans to attempt to trade the unsold shares directly for inventory or to pay the Company's expenses. Management also plans to use stock which is not part of this Offering to acquire inventory, other assets or to pay the Company's expenses. Since the Company's Articles of Incorporation authorize the issuance of up to one hundred million (100,000,000) shares, the potential for dilution is extremely high. Management may not always get full value for the stock, resulting in dilution of value as well as dilution of ownership for the remaining stockholders. Management also will likely be faced with a cash flow shortage which may persist throughout the life of the Company and which will put management under pressure to obtain inventory for stock. This pressure is likely to cause management to agree to unfavorable prices in order to acquire inventory for stock and ease any cash flow crisis or crises which may develop. The existence of the Company may even depend upon management giving away vastly disproportionate amounts of stock for inventory.
This may occur immediately and continue into the foreseeable future. Of course, such practices will result in devastating dilution of both value and ownership percentage of the existing shareholders. It is also quite possible that such tactics will dilute the existing shareholders without preserving the Company from insolvency and the shareholders will lose most or all of their investment as a result. It is also the stated intention of management to issue stock in excess of the amount of this Offering either registered or in private transactions exempt from registration. This may result in additional dilution. Furthermore, stock which is not registered is likely to be deemed less valuable than fully registered free-trading shares. Therefore, management is likely to be unable to obtain full price for such shares in any private transactions exempt from registration. This will result in additional dilution of both value and ownership percentage.

	Another reason dilution may occur is that the Corporation may re-acquire its own stock in the public market and otherwise, either for cash or non-cash assets. This may be done to liquidate non-cash assets or for other reasons. If non-cash assets are involved, there is a risk of overvaluation either due to error or due to decisions by management that the goal to be accomplished by the transactions are worth the cost to the remaining stockholders. Even if the Corporation acquires its own stock with cash, there is a serious risk that the Corporation will overvalue its own stock, posing a substantial and continuing risk of dilution to the remaining stockholders. Failure to correct the overvaluation will cause the dilution to be compounded by each subsequent acquisition of the Corporation's stock causing greater and greater dilution in a geometric progression with potentially disastrous results to the remaining stockholders. Transactions by the Corporation acquiring or selling its own stock may cause a drop in stock price or even a wildly disproportionate drop in stock price which may cause further dilution due to the effect of the price drop on pending and continuing transactions including but not limited to purchase of non-cash assets with stock, the purchase of stock for cash, and the purchase of stock with non-cash assets.

	It is worth noting that acquisitions, if any, by the Corporation of its own stock, and other activities, may result in concentration of value instead of dilution of value in common stock shares, but this also can pose risks and unforeseen circumstances to stockholders. Concentration poses a particular hazard to anyone engaged in trading of stock options and anyone who engages in "short sales" of the Corporation's stock. Concentration also may benefit some stockholders more than others. This may occur if a stockholder sells stock back to the Corporation whether for cash or more particularly for non-cash assets. In this case, management views its obligation to the Corporation as a whole to take precedence over its concerns for any particular stockholder and may attempt to purchase the stock for as low a price as possible. If management is able to obtain the stock at below its market value or exchange non-cash assets at a high value, management may do so, causing


concentration rather than dilution. While this concentration is beneficial to the other stockholders, it does not benefit the stockholder engaging in the transaction which caused the concentration and, in fact, occurs at his expense.

	The Company may make additional public Offerings.  Future
Offerings may be made at lower stock prices than the prices in this Offering, posing an extreme dilution risk to anyone considering buying stock as part of this Offering.

Plan of Distribution

   	This Offering is being self-underwritten by the issuer with no minimum. There will be no escrow account and proceeds of sales of the Securities will be immediately available to the Company. This is the Company's first public offering of any kind. Sales of shares in this offering are to be made by the officers of the company. The board of directors is not expected to play any role in this public offering.

       	During the first twenty (20) days, only cash will be accepted in payment for the company's stock and the price will be ten dollars ($10) per share. It is hoped that, due to the small size of the offering, that it will be sold out in the initial twenty day selling period.

	In the event that the Offering is not sold out in the first twenty days, the Corporation reserves the right to directly sell shares which are part of this Offering either for cash or non-cash assets and at such price or prices as the management of the Company deems beneficial to the Company. The Company also reserves the right to continue the Offering for extended periods of time if necessary.


Legal Proceedings

	The Company is not a party to any legal proceedings and, to the best of its information, knowledge and belief, none is contemplated or has been threatened.

Legal Matters

	The validity of the securities being offered hereby will be passed upon for the Company by Mary Silva, attorney at law. Mary Silva's address is 712 Strathmore Drive, Orlando, Florida 32803.
Directors, Executive Officers, Promoters and Control Persons

    	Charles J. Champion, Jr., age 30, is the only member of the Board of Directors. He has held that office continuously since the inception of the Corporation on June 3, 1996. Mr. Champion is also the Company's Registered Agent.

	Charles Champion's recent business experience includes:

	Chief Financial Officer of C. J. Champion Company, an insurance agency which provides sophisticated insurance related services in the estate planning market.

   	President of Sunshine Securities Corporation which is a securities firm and a member of NASD and SIPC. Previously, Mr. Champion served as Registered Representative, Vice President - Entrepreneurial Finance, and Chairman of the Board of Sunshine Securities Corporation.

	President of Tradenet Transaction Systems, Inc., a barter company.

   	President of Sylvanus Corporation from June 3, 1996 (inception) until December 9, 1997.

    	Karl H. Williamson, age 46, is the President, Treasurer and Secretary of Sylvanus Corporation. He has held those offices since December 9, 1997. Mr. Williamson is the Chief Executive Officer (CEO) of the Company.


Mr. Williamson has, over the past twenty years, acquired experience in management, sales and as an entrepreneur and founder of small businesses. He has worked for numerous small companies and a few larger ones. Some of the small companies he worked with were successful, some were not successful.

Mr. Williamson's more notable experience and business activities are as follows:

Mr. Williamson currently manages an Elder Care Home in Longwood,
Florida, which he and his wife, Glenda Williamson,  own.

During 1989-1992 Mr. Williamson was National Sales Director for 3D Dealer Service, Inc., an embroidery and silk screening business based in Denver, North Carolina, where he was partly responsible for sales growth from zero to $4 million annually.

From November of 1988 to September of 1989, Mr. Williamson was employed by Carroll Leather Goods as their Southeastern Sales Manager. Carroll Leather Goods is a leather goods manufacturer based in Boone, North Carolina.

Mr. Williamson had previously (1977-1979) served as sales manager for Leather Wear, Inc. (a leather goods manufacturer then based in Orlando, Florida) for more than two years, a period during which sales grew from less than $50,000 annually to more than $1 million annually. The company later grew to more than $2 million in annual sales before being acquired by Carroll Leather Goods. (circa 1987)

Mr. Williamson has, at various times from 1979 to 1988, operated a successful sole proprietorship entertainment business under the name of "Gator Williamson."

This wide variety of experience should prove valuable in Mr. Williamson's efforts to take Sylvanus Corporation from its status as a "startup" or development stage company, to an operational business. In particular, the fact that Mr. Williamson has operated businesses which were liquidated (Williamson Landscaping in 1981, Radford Record Exchange in 1983) gives him an understanding of the motivations, mindset and needs of entrepreneurs who find it necessary to give up on a business venture and liquidate their inventory and other assets. As a company specializing in liquidations, Sylvanus Corporation plans to become involved in such situations as a buyer of surplus inventory and other liquidation assets.

In addition to acquiring assets, Sylvanus Corporation will need to sell the assets it acquires. Mr. Williamson's experience building sales for very small companies is notable. Mr. Williamson's entrepreneurial experience operating sole proprietorship businesses is similar to the kind of role he is to play as the President of Sylvanus Corporation.

	Janet C. Mouquin, age 25, is the Vice President of Finance and Chief Financial Officer (CFO) of Sylvanus Corporation. She has held that office since December 9, 1997.

She is an accountant employed by Thomas, Beck, Zurcher & White, P.A. in Winter Park, Florida. She is a Certified Public Accountant Candidate with Florida Southern College. She holds a Master of Business Administration in Aviation degree and a Bachelor of Science in Aviation Business Administration from Embry -Riddle Aeronautical University.

Her previous business experience includes accounting and real estate property management responsibilities.



Security Ownership of Certain Beneficial Owners and Management.

     (1)              (2)                         (3)             (4)
                   Name and                    Amount and
                   Address of                  Nature of
                   Beneficial                  Beneficial
Title of Class     Owner                       Owner          Percent of
Class

Common Stock       Charles J. Champion, Jr.*    1 share            100%
                   Lock Drawer 2706             owned outright
                   Winter Park, Florida 32790

   *Note that Charles J. Champion, Jr., currently the owner of the only share of stock issued by the Company prior to this Offering, is also the only member of the board of directors of the Company.

Description of Securities

	The shares offered in this Offering are common stock with ordinary right to participate in any dividends declared by the Board of Directors in their sole discretion. No other class of stock has a prior claim on dividends. There are no other classes of stock in the Corporation, either common or preferred. There are no preemptive rights. The shares have voting rights.

Interest of Named Experts and Counsel

   	Karl H. Williamson is named as an expert in the Exhibits section as President of the Company. Mr. Williamson is not a stockholder in the Company. Counsel has agreed to accept payment of her fees in the form of stock in the company at the same price per share ($10) which the stock will be offered to the public. Legal fees connected with the offering are expected to be no more than $2,000.

Description of Business

   	Organized as a corporation on June 3, 1996 under the laws of the State of Florida. The Corporation has two officers, Karl H. Williamson and Janet C. Mouquin, and no employees. The Corporation has carried out no business and all its activities since inception have been related to organizational matters and efforts to raise capital. The Corporation now has a plan to begin substantive business operations. See "Plan of Operation" below.

Plan of Operation

	The Corporation seeks to become a Liquidator. It will specialize in buying surplus inventory or other items of value in situations where a good price can be obtained due to circumstances where the seller is highly motivated to get rid of the inventory. Examples of some possible sources of inventory are "going out of business" sales, discontinued lines of merchandise, slow selling excess inventory, used equipment, obsolete equipment, and recyclable waste products. Other examples are "perishable" commodities including unsold media advertising, unsold airplane tickets, unsold hotel rooms, unsold apartment leases or unsold telephone long distance minutes.

	The Corporation is a "start-up" business meaning that it has no business activities or capital at the present time. The proceeds of this Offering will be used to pay overhead expenses and acquire inventory (see "Use of Proceeds"). The company will attempt to liquidate the inventory and use the proceeds to acquire additional inventory. The Company will attempt to make a profit by buying its inventory from motivated sellers at favorable prices and then reselling the products at higher prices. The Company will also seek to acquire equipment or other assets which might be leased or operated to generate revenue.

	Management anticipates that the proceeds of this Offering, if it is sold out, would probably be sufficient to permit the Corporation to carry out its intended operations for the next twelve months. If less than the full Offering is sold in the first twelve months or if cash flow from sales does not keep pace with expenses, then it is almost certain that the Corporation will not be able to carry out all of its operations the way it would if such funds


were available. In the event of any shortfall, management is likely to seek additional financing to make up the difference between the total amount of this Offering and the amount actually sold. Management may additionally seek to raise funds above and beyond the amount of this Offering and that is anticipated within the next twelve months. Inadequate funding could result in dire consequences. See "Risk Factors" above.

	Management does anticipate hiring one or more employees or independent contractors or entering into an employee lease agreement. Management anticipates that a staff of only one or two people will be sufficient to carry out the Corporation's business for the next twelve months.

	Management does intend to keep funds available for acquisition of any other assets which may become available and present opportunities which management feels the need to act on promptly. However, there are no specific assets targeted for acquisition at this time.

	Management has absolutely no experience whatsoever in the liquidation business, which is intended to be the Company's primary, if not sole, activity. Since qualified and experienced management is one of the key factors in the success of any business, this weakness alone is sufficient to make the Company's stock exceedingly risky (see "RISK FACTORS").

	The company has no business plan other than the brief plan outlined above. Management does not have any experience in the field in which the company plans to do business. The company has not yet engaged in any business activity at all. The only steps management has taken on behalf of the company are actions related to incorporation and this public offering of the company's securities. Due to the capital intensive nature of the company's business, management intends to wait until some capital has been raised before beginning operations of the company. Management's intentions for finding inventories or other assets for potential acquisition are nothing more than simply contacting people known personally to management or calling companies from the phone book such as airlines, media, hotels and retailers which management thinks might have unsold inventory. Management's plans for sales of acquired inventory are simply to contact people known personally to management, companies which management thinks might be interested in buying such inventory. If management is unsuccessful in locating buyers for its inventory, if any, management may liquidate inventories by selling to other liquidation companies, or using auctioneers or barter companies. Management has no plans for any extensive marketing of the Company's services.

	Management has not identified any particular sources of inventory or potentially income producing assets which might be targeted for acquisition and does not have any plans on how such inventories or assets might be located. Management does not have any plans on how inventories of other assets, if acquired, might be sold at any price and has not identified any market of potential buyers. Management does not have any plans on how potentially income producing equipment or other assets, if acquired, could be operated, what market might be served thereby or how or to whom to market leasable assets, if any are acquired.

	Management has done virtually none of the detailed planning normally involved in starting a business and essentially plans to "wing it". Management has not even completed a basic cash flow analysis or any financial projections whatsoever. This approach is unheard of in a public offering and is generally considered foolish, incompetent and unwise in any business endeavor. There are no facts or circumstances which justify management's self-confidence in cavalierly embarking on a start-up business in an unfamiliar industry with no capital, no experience, no existing business activity, and no real plan of how to run such a business. Nonetheless, that is what management intends to do.

Description of Property

Investment Policies

	The Company is not primarily engaged in the business of investing money and is not intended to be an investment company of any kind. Any investments which the Company may make are purely ancillary to the company's main business which is intended to be liquidations. Any investments the Company may make are expected to be mostly or wholly of an interim nature. In order to avoid classification of the Company as an Investment Company under the Investment Company Act of 1940, management intends to ensure that investment assets never constitute 40% or more of the total assets of the Company. Management plans to ensure that the


Company does not do anything which could cause the Company to be classified as an Investment Company under the Investment Company Act of 1940.

	Management does not feel it necessary to observe any limitations on the percentage of assets which may be invested in any one investment, or any type or types of investment except for the above mentioned limits necessary to avoid classification of the Company as an Investment Company under the Investment Company Act of 1940. In fact, due to the likelihood that the Company may need to acquire inventory in wholesale quantities or single assets of large value while the Company is undercapitalized, it is quite possible that at any one time 100% of the Corporation's capital may be invested in a single asset or type of asset. This is a risky investment policy. Any investment policies of the Corporation may be changed at any time without a vote of the shareholders or the Board of Directors and without notice to the shareholders or Board of Directors. The Company's investment policies regarding capital gain vs. income do not favor either one more than the other. If the Company acquires any investments, these may be acquired in anticipation of capital gains, income or both. However, the liquidation operations of the Company, as distinct from investments, are likely to consist largely of buying inventory and reselling it for a gain (or loss).

	(1)	Investments in real estate or interests in real estate

	The Corporation does not plan to acquire any real estate, but may do so. The Corporation may invest in any type of real estate.
Properties are intended to be acquired with a minimum of cash unless the application of larger amounts of cash allows the Corporation to acquire such properties at significantly lower prices than otherwise would be the case. Properties may be acquired for cash at auction. Properties may be acquired for cash, stock, purchase money mortgages, other debt instruments, exchange of other property, on a joint venture basis, by other means or by any combination of the foregoing methods.

	(2)	Investment in real estate mortgages

	The Corporation does not plan to acquire any mortgages, but may do so, particularly money mortgages on properties which it sells, if the Corporation acquires any such properties. The Corporation may invest in, or accept upon sale or real estate, any type of mortgage, first, second or otherwise, upon any type of property and expects to hold mortgages with unusual terms in order to secure sales. Such terms may include but not be limited to unusually long amortization schedules, below market interest rates, infrequent payment schedules, interest only payments, reverse amortization payments, no payments, stepped interest rates, blanket security of multiple properties, security of only part of the property sold, unlimited assumption provisions, release provisions, subordination provisions, or any combination of the above.

	(3)	Securities of or interests in persons primarily engaged in
real estate activities

	The Corporation does not plan to acquire any securities or any other investments, but may do so. The Corporation may invest in any type of security or investment including but not limited to stock, bonds, partnership interests and real estate investment trusts. There are no particular securities, trusts, partnerships or businesses in which the Corporation has any specific plans to invest at this time. The Corporation currently owns no real estate, mortgages, securities or investments of any kind and has no plans to acquire any.

Certain Relationships and Related Transactions

    	Mr. Williamson is currently the President, Chief Executive Officer
(CEO), Treasurer and Secretary of the corporation. Mr. Williamson is also a sales representative for the company pursuant to a compensation agreement between Mr. Williamson and the Company. (see "Executive Compensation") The compensation agreement was negotiated in an arms-length transaction between Mr. Williamson and the Company at a time when Mr. Williamson had no relationship with the Company and was not an officer, director or stockholder of the company.


Market for Common Equity and Related Stockholder Matters

    	There is no public market where the Corporation's common equity is traded. There is no public market for any securities issued by the Corporation. There is only one share of stock currently outstanding which could be sold pursuant to Rule 144. There is one stock holder of common stock in the Company. There have never been any dividends paid by the Company to its stockholder. The nature of the Company's business makes it unlikely that it will pay any dividends in the near future, if ever. (see RISK FACTORS)

Executive Compensation

     	The Corporation currently has no employees. Karl H. Williamson serves as the Company's President, Treasurer and Secretary. As President, Mr. Williamson is the Chief Executive Officer (CEO) of the Company. It is understood that Mr. Williamson will work for the Company on a part-time basis. Mr. Williamson will not be obligated to work any specific number of hours at this job. The amount of time and effort which Mr. Williamson shall expend on behalf of the Company shall be entirely at his discretion. Mr. Williamson does not expect to be compensated for his services as an officer of the Company. However, pursuant to a compensation agreement, Mr. Williamson will also serve as the company's sales representative, for which he shall be entitled to compensation of twenty percent (20%) of the gross profit received by the Company during the first twelve months following the beginning of this offering from operations of the company including the sale or lease of inventory assets. Such compensation may be paid in the form of stock in the Company at book value or at market value if there is a market for the Company's stock and the market value is higher than book value. At the discretion of the Board of Directors, some or all of Mr. Williamson's compensation may be paid in cash instead of stock.

The Vice President of Finance and Chief Financial Officer (CFO) of the Company is Janet C. Mouquin. It is understood that Ms. Mouquin will work for the Company on a part-time basis. Ms. Mouquin will not be obligated to work any specific number of hours at this job. The amount of time and effort which Ms. Mouquin shall expend on behalf of the Company shall be entirely at her discretion. The Company currently has no arrangements to pay any compensation to Ms. Mouquin as her activities on behalf of the Company are initially expected to be minimal. At such time as the Company may need a greater effort from Ms. Mouquin, the Company may negotiate some form of compensation arrangements with her.

Charles J. Champion, Jr. currently serves as the only member of the board of directors of the Company and the registered agent of the Company. There are no arrangements to provide any compensation to Mr. Champion for these services or for his previous service as an officer of the Company. Mr. Champion does not expect any compensation in the near future for these services.


(Letterhead of Kuhn, Chatham & Seland P.A., Certified Public
Accountants)





	Independent Auditors' Report


To The Board of Directors
Sylvanus Corporation

We have audited the accompanying balance sheet of Sylvanus Corporation (a development stage enterprise) as of December 31, 1996, and the related statements of operations, stockholders equity and cash flows for the period from June 3, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylvanus Corporation ( a development stage enterprise) as of December 31, 1996, and the results of its operations and its cash flows for the period from June 3, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.



s/ Kuhn, Chatham & Seland P.A.


February 14, 1997


	SYLVANUS CORPORATION
	(a development stage company)
	BALANCE SHEET
	December 31, 1996


	ASSETS


Cash and cash equivalents                      $   10

Other Assets                                        0

     TOTAL ASSETS                              $   10



	LIABILITIES & STOCKHOLDERS EQUITY

Accounts Payable                               $    0


     TOTAL LIABILITIES                              0

STOCKHOLDERS EQUITY
   Common stock ($0.01 par value,
   100,000,000 shares authorized, (1) one
   share issued and outstanding)                     0

Additional paid-in capital                          10

TOTAL STOCKHOLDERS EQUITY                           10

     TOTAL LIABILITIES AND
     STOCKHOLDERS EQUITY                        $   10


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF OPERATIONS
	FOR THE PERIOD FROM JUNE 3, 1996(Inception) TO DECEMBER 31, 1996


REVENUES
     Sales                                 $    0


OPERATING EXPENSES
     Salaries                                   0
     Occupancy expense                          0
     Selling expense                            0
     Other operating expenses                   0

          Total operating expenses              0

NET INCOME                                 $    0

NET INCOME PER COMMON SHARE                $    0


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF SHAREHOLDERS' EQUITY
	FOR THE PERIOD FROM JUNE 3, 1996 (Inception) TO DECEMBER 31, 1996




                           Common Stock                 Accumulated
                              $0.01 Par                    Earnings
Total


                                               Additional
                             Shares  Amount  Paid-in Capital


Balance at Inception                  $ -0-       $ -0-       $-0-
$-0-

Stock Issued
  September 26, 1996            1      0.01        9.99        -0-
10

Balance at December 31, 1996    1     $0.01       $9.99       $-0-
$ 10


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF CASH FLOWS
	FOR THE PERIOD FROM JUNE 3, 1996(Inception) TO DECEMBER 31, 1996




CASH FLOWS FROM FINANCING ACTIVITIES
     Common stock issued                                   $     10

        Net cash provided by financing activities                10

           Net increase in cash                                  10

CASH AND CASH EQUIVALENTS AT INCEPTION                          -0-

CASH AND CASH EQUIVALENTS AT December 31, 1996             $     10

Supplemental Disclosures
     Income taxes paid to federal and state governments    $    -0-

     Interest paid                                         $    -0-


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	NOTES TO FINANCIAL STATEMENTS
	December 31, 1996

NOTE 1 - 	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

The summary of significant accounting policies of Sylvanus Corporation (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

The Company was formed under the laws of the State of Florida on June 3, 1996 with its principal place of business in Winter Park, Florida where it will share facilities with affiliated companies.

The Company is 100% owned by Charles J. Champion, Jr. and is affiliated by common ownership with Tradenet Transaction Systems, Inc. and Sunshine Securities Corporation. Certain minor organizational costs of less than $500 have been paid for by the shareholder. These costs are not expected to be reimbursed.

	Business Activity - The Company intends to become a liquidator. It will specialize in buying surplus inventory or other items of value in situations where a good price can be obtained due to circumstances where the seller is highly motivated to get rid of the inventory. Examples of some possible sources of inventory are "going out of business" sales, discontinued lines of merchandise, slow selling excess inventory, used equipment, obsolete equipment, and recyclable waste products. Other examples are "perishable" commodities including unsold media advertising, unsold airplane tickets, unsold hotel rooms, unsold apartment leases or unsold telephone long distance minutes.

	The company will attempt to liquidate the inventory and use the proceeds to acquire additional inventory. The Company does not expect to make any cash distributions to shareholders in the near term future.

	The Company is in the development stage and its efforts through December 31, 1996 have been principally devoted to organizational activities. The company has not entered into any revenue generating activities and management anticipates that it will incur losses until it begins to generate revenues.

	Cash equivalents - All highly liquid debt instruments purchased with a maturity of three months or less and investments in money market funds are considered to be cash equivalents.


	SYLVANUS CORPORATION
	(a development stage company)
	NOTES TO FINANCIAL STATEMENTS
	December 31, 1996

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
(continued)

	Management estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



NOTE 2 -	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time for the Company's financial instruments; they are subjective in nature and involve uncertainties, matters of significant judgment and, therefore, cannot be determined with precision.

CASH AND CASH EQUIVALENTS - For those cash equivalents, which consist primarily of short-term money market instruments, the carrying amount is a reasonable estimate of fair value.
The estimated fair values of the Company's financial instruments at December 31, 1996 were as follows:
                                                           1996

                                                 Carrying          Fair
                                                 Amount            Value

     Financial Assets:
          Cash and cash equivalents                 $10             $10

     Financial Liabilities:
          None                                      $ 0             $ 0

NOTE 3 -	CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


Sylvanus Corporation



Karl H. Williamson
President





December 9, 1997


	President's Report of Financial Condition as of 9/30/97 and Third
Quarter Results

					< UNAUDITED >


To The Board of Directors
Sylvanus Corporation

I have reviewed the accompanying balance sheet of Sylvanus Corporation (a development stage enterprise) as of September 30, 1997, and the related statements of operations, stockholders equity and cash flows for the period from July 1, 1997 to September 30, 1997. These financial statements are the responsibility of the Company's management and have not been reviewed by our accountants at all. This review did not constitute an internal audit.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sylvanus Corporation ( a development stage enterprise) as of September 30, 1997, and the results of its operations and its cash flows for the period from July 1, 1997 to September 30, 1997.


Sincerely,

s/Karl H. Williamson

Karl H. Williamson
President


	SYLVANUS CORPORATION
	(a development stage company)
	BALANCE SHEET
	September 30, 1997


	ASSETS


Cash and cash equivalents                      $   10

Other Assets                                        0

     TOTAL ASSETS                              $   10



	LIABILITIES & STOCKHOLDERS EQUITY

Accounts Payable                               $    0


     TOTAL LIABILITIES                              0

STOCKHOLDERS EQUITY
   Common stock ($0.01 par value,
   100,000,000 shares authorized, (1) one
   share issued and outstanding)                     0

Additional paid-in capital                          10

TOTAL STOCKHOLDERS EQUITY                           10

     TOTAL LIABILITIES AND
     STOCKHOLDERS EQUITY                        $   10


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF OPERATIONS
	FOR THE PERIOD FROM JULY 1, 1997 TO SEPTEMBER 30, 1997


REVENUES
     Sales                                 $    0


OPERATING EXPENSES
     Salaries                                   0
     Occupancy expense                          0
     Selling expense                            0
     Other operating expenses                   0

          Total operating expenses              0

NET INCOME                                 $    0

NET INCOME PER COMMON SHARE                $    0


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF SHAREHOLDERS' EQUITY
	FOR THE PERIOD FROM JULY 1, 1997 TO SEPTEMBER 30, 1997




                           Common Stock                 Accumulated
                              $0.01 Par                    Earnings
Total


                                               Additional
                             Shares  Amount  Paid-in Capital


Balance at Inception            1     $0.01       $9.99       $-0-
$ 10

Stock Issued                    0       -0-         -0-        -0-
-0-

Balance at September 30, 1997       1     $0.01       $9.99       $-0-
$ 10


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	STATEMENT OF CASH FLOWS
	FOR THE PERIOD FROM JULY 1, 1997 TO SEPTEMBER 30, 1997




CASH FLOWS FROM FINANCING ACTIVITIES
     Common stock issued                                   $      0

        Net cash provided by financing activities                 0

           Net increase in cash                                   0

CASH AND CASH EQUIVALENTS AT JULY 1, 1997                     10

CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 1997                $     10

Supplemental Disclosures
     Income taxes paid to federal and state governments    $    -0-

     Interest paid                                         $    -0-


See accompanying notes which are an integral part of these financial statements


	SYLVANUS CORPORATION
	(a development stage company)
	NOTES TO FINANCIAL STATEMENTS
	September 30, 1997

NOTE 1 - 	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

The summary of significant accounting policies of Sylvanus Corporation (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles.

The Company was formed under the laws of the State of Florida on June 3, 1996 with its principal place of business in Winter Park, Florida where it will share facilities with affiliated companies.

The Company is 100% owned by Charles J. Champion, Jr. and is affiliated by common ownership with Tradenet Transaction Systems, Inc. and Sunshine Securities Corporation. Certain minor organizational costs of less than $500 have been paid for by the shareholder. These costs are not expected to be reimbursed.

	Business Activity - The Company intends to become a liquidator. It will specialize in buying surplus inventory or other items of value in situations where a good price can be obtained due to circumstances where the seller is highly motivated to get rid of the inventory. Examples of some possible sources of inventory are "going out of business" sales, discontinued lines of merchandise, slow selling excess inventory, used equipment, obsolete equipment, and recyclable waste products. Other examples are "perishable" commodities including unsold media advertising, unsold airplane tickets, unsold hotel rooms, unsold apartment leases or unsold telephone long distance minutes.

	The company will attempt to liquidate the inventory and use the proceeds to acquire additional inventory. The Company does not expect to make any cash distributions to shareholders in the near term future.

	The Company is in the development stage and its efforts through September 30, 1997 have been principally devoted to organizational activities. The company has not entered into any revenue generating activities and management anticipates that it will incur losses until it begins to generate revenues.

	Cash equivalents - All highly liquid debt instruments purchased with a maturity of three months or less and investments in money market funds are considered to be cash equivalents.


	SYLVANUS CORPORATION
	(a development stage company)
	NOTES TO FINANCIAL STATEMENTS
	September 30, 1997

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
(continued)

	Management estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



NOTE 2 -	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time for the Company's financial instruments; they are subjective in nature and involve uncertainties, matters of significant judgment and, therefore, cannot be determined with precision.

CASH AND CASH EQUIVALENTS - For those cash equivalents, which consist primarily of short-term money market instruments, the carrying amount is a reasonable estimate of fair value.
The estimated fair values of the Company's financial instruments at September 30, 1997 were as follows:
                                                           1997

                                                 Carrying          Fair
                                                 Amount            Value

     Financial Assets:
          Cash and cash equivalents                 $10             $10

     Financial Liabilities:
          None                                      $ 0             $ 0

NOTE 3 -	CONCENTRATION OF CREDIT RISK

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


Indemnification of Directors and Officers

	Directors and officers of the Corporation are not indemnified by the Corporation against any liability arising under the Securities Act nor for any other liabilities.



Other Expenses of Issuance and Distribution

Registration fees                     $100
State taxes and fees                $1,000
Printing expenses                   $1,000
Accounting fees                     $1,000
Legal fees                          $2,000


Recent Sales of Unregistered Securities

	There have been no sales of any securities of the Company prior to this Offering except for one share of common stock sold to Charles Champion for $10 on September 26, 1996. Other than that one share, there have not ever been any shares of the Company's stock of any class outstanding prior to this Offering. No shares of stock in the Company have ever been offered to anyone other than Charles Champion prior to this Offering. The sale and issuance of the one outstanding share was a transaction exempt from the registration requirements of the Securities Act of 1933. In issuing the one outstanding share, the Company relied upon the exemption contained in U.S. 15 sec. 77d(2) for "transactions by an issuer not involving any public offering." The Company separately relied upon the exemption inherent in U.S. 15 sec 77e because no means or instrumentalities of interstate commerce were used to make the sale.

Index of Exhibits



The following exhibits are attached, but none of these exhibits are incorporated herein by reference.
(3)(i)   Articles of Incorporation               Page 34
(3)(ii)  By laws                                 Page 36
(5)      Legal Opinion                           Page 40
(10)  Compensation Agreement                     Page 42
(23)  Consent of Counsel (included in Exhibit 5) Page 40
(23)  Consent of Experts                         Page 43
(27)  Financial Data Schedule                    Page 45
(99)  Affidavit of President of Corporation      Page 46



ARTICLES OF INCORPORATION
OF
SYLVANUS CORPORATION

	The Undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby forms a corporation for profit under the laws of the State of Florida.

ARTICLE 1 - NAME

	The name of this Corporation is Sylvanus Corporation, (hereinafter, "Corporation").

ARTICLE 2 - PURPOSE

	The purpose of the Corporation is to carry out any and all activities deemed by the shareholders to be potentially profitable or otherwise desirable.

ARTICLE 3 - PRINCIPAL OFFICE

	The initial street address of the principal office of this corporation in the State of Florida is 2180 Park Avenue North, Suite 100, Winter Park, Florida, 32789. The Board of Directors may from time to time move the principal office to any other location.

ARTICLE 4 - INCORPORATOR

	The name and address of the incorporator of this Corporation is Charles J. Champion, Jr. 2180 Park Avenue North, Suite 100, Winter Park, Florida, 32789

ARTICLE 5 - REGISTERED OFFICE AND REGISTERED AGENT

	The initial address of the registered office of this Corporation shall be the same as the principal office of the Corporation. The initial registered agent shall be Charles J. Champion, Jr.

ARTICLE 6 - CAPITAL STOCK

	The authorized capital of this corporation and the maximum number of shares that this corporation is authorized to have outstanding at any one time is one hundred million (100,000,000) shares of common stock having a nominal or par value of $.01 per share.

	Stockholders do not and shall not have any preemptive rights; except as may be expressly created by the Board of Directors or otherwise provided for in the By-Laws of the Corporation.

	The Board of Directors of the Corporation may authorize the issuance of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem beneficial to the Corporation, subject to any limitations imposed by the By-Laws of the Corporation.

	The Stockholders of the Corporation may, by Restated Articles of Incorporation, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversions or other rights, voting powers, restrictions, limitations regarding dividends, qualifications, or term or conditions of redemption of the stock.

ARTICLE 7 - REGISTERED OWNERS

	The Corporation is entitled to treat the person in whose name any share or right is registered on the books of the Corporations as the owner thereto, for all purposes, and except as may be agreed in writing by the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.


ARTICLE 8 - EFFECTIVE DATE

	These Articles of Incorporation shall be effective immediately upon approval of the Secretary of State of the State of Florida.

ARTICLE 9 - TERM OF EXISTENCE

	This Corporation shall have perpetual existence.

ARTICLE 10 - POWERS

	The Corporation shall have the same powers as an individual natural person to do all things necessary or convenient to carry out its business and affairs, subject to any limitations imposed by these Articles of Incorporation or the By-Laws of the Corporation.

ARTICLE 11 - BY-LAWS

	The Stockholders of this corporation shall have the sole power to adopt, amend or repeal the By-Laws of the Corporation, and the number, term of office, procedure for election, procedure for removal and duties of the Directors and Officers of this Corporation shall be prescribed by such By-Laws.

ARTICLE 12 - AMENDMENT

	These Articles of Incorporation may be amended by a majority of the shares of stock entitled to vote thereon. All rights granted hereunder to stockholders are subject to subsequent amendments to the Articles of Incorporation.


BY-LAWS
OF
SYLVANUS CORPORATION

ARTICLE I --- OFFICES

	Section 1 --- Offices:	The principal office of this corporation
shall be located initially at the address specified in the Articles of Incorporation but may be subsequently changed by decision of the Board of Directors or the President of the Corporation. The corporation may also maintain an office or offices at such place or places within or without the State of Florida, as the Board of Directors or the President of the Corporation may from time to time designate, as the business of the corporation requires.

	Section 2--- Registered Agent for Service of Process:	The Board of
Directors of this corporation shall designate a Registered Agent for Service of Process, who may be an individual or a corporation. The Registered Agent thus designated shall serve until a successor is elected by the Board of Directors. The registered office of the Corporation and address of the corporation for the service of process shall be the address of the Registered Agent.

ARTICLE II --- STOCKHOLDERS MEETINGS

	Section 1 --- Annual Meetings:		The annual meeting of
the stockholders of this corporation shall be held each year at the principal office of the corporation on the first Monday following the anniversary of the initial filing of the Articles of Incorporation with the Secretary of State of the State of Florida or at such other place and on such other day each year as may be determined by the Board of Directors.

	Section 2 --- Special Meetings:		Special meetings of the
stockholders may be called by the President of the Corporation or the Board of Directors. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place as may be designated in the Notice of Meeting issued at the direction of the Board of Directors or the President of the Corporation. At any time that a written request for a special meeting of the stockholders is presented to any of the Directors or the President of the Corporation and such request has been signed by stockholders owning at least fifty percent (50%) of the outstanding stock of the corporation entitled to vote at such a meeting, the Director or President receiving such request is authorized and required to call a special meeting of the stockholders within thirty days, setting the time of the meeting no later than thirty days after the Notice of Meeting is sent.

	Section 3 --- Notice of Meetings:		The Notice of Meeting of
the stockholders shall state the purpose of the meeting and the time and place of the meeting. The Notice of Meeting shall be in writing and a copy thereof shall be served personally or by mail not less than ten
(10) nor more than sixty (60) days before the date set for such meeting.
When mailed, such notices shall be directed to each stockholder at his address as it appears in the records of the Corporation.

	Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall in person or by attorney, waive such notice in writing either before, at, or after such meeting.

	No business other than that specified in the call and Notice of Meeting, or waiver of such notice described in the preceding paragraph, shall be transacted at any meeting of the stockholders. If any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee.

	Section 4--- Quorum:	The holders of a majority of the stock
entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Articles of Incorporation or these By-Laws of the corporation. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders present in person and by proxy shall have the power to adjourn from time to time and place to place. At any adjourned meeting at which a quorum shall be present, any business may be transacted which


might have been transacted at the original meeting. Adjourning a meeting to a new time and place shall not create any new requirements for issuance of any Notice of Meeting.

	Section 5 --- Proxies:	Any stockholder entitled to vote may be
represented at any regular or special meeting of stockholders by a duly executed proxy. Proxies shall be in writing and properly signed, but shall require no other attestation. No proxy shall be recognized unless executed within six (6) months of the date of the meeting at which it is presented.

	Section 6 --- Voting, Books of Record:		Except as
otherwise provided by the Articles of Incorporation or these By-Laws, every stockholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date fixed, or if no record date was fixed, on the date of meeting. An affirmative vote of the holders of a majority of the outstanding stock shall be required for approval by the stockholders of any proposal, unless specifically provided otherwise by the Articles of Incorporation or the By-Laws of the corporation. The books of record of stockholders shall be produced by the Secretary of the corporation at any stockholders' meeting upon the request of any stockholder.

	Section 7 --- Record Date:		The Directors may fix a date
not more than forty (40) days prior to the date set for a stockholders meeting as the record date as of which the stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined, but in such case notice that such day has been fixed shall be stated in the Notice of Meeting.

	Section 8 --- Organization:		Meetings of the stockholders
shall be presided over by the President, or if he is not present, by a Vice President, if a Vice President has been elected, or if neither the President nor a Vice President is present, by a Chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The secretary of the meeting for recording its decisions and proceedings shall be the Secretary of the corporation, or in his absence, the stockholders entitled to vote who are present in person or by proxy shall choose any person present to act as Secretary of the meeting.

ARTICLE III  --- DIRECTORS

	Section 1 --- Powers, Number, Qualification, Term:		All
property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than one (1) nor more than seven (7) members. All Directors shall be elected at the annual meeting of the stockholders, or at a Special Stockholders Meeting.

	Section 2 --- Quorum:	The members of the Board of Directors
acting at a meeting duly assembled, when a majority of the Board shall be in attendance, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time and place to place until a quorum shall have been obtained. The act of a majority of Directors present at a meeting where a quorum is present shall be the act of the Board of Directors.

	Section 3 --- Vacancies:		Any vacancies which may occur
in the Board of Directors may be filled by majority vote of the remaining members of the Board of Directors.

	Section 4 --- Meetings:		Regular meetings of the Board of
Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice President or the Secretary or of any two (2) Directors. Notice of Meeting shall be served in person or mailed to each Director not less than ten (10) days before each meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at regular times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the Directors are present or if, at any time before or after the meeting, those Directors not present waive the Notice of Meeting in writing. Any action of the Board of Directors may be taken without a meeting if written consent to the action signed by all of the members of the Board is filed in the Minutes Book of the corporation prior to the taking of such action.


	Section 5 --- Organization:		The Board of Directors may
elect its own Chairman and Secretary.

	Section 6 --- Executive Committee:	The Board of directors may, by
resolution, designate two or more members of the Board to constitute an Executive Committee, which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors. The Executive Committee shall act and shall govern itself by such rules, written or otherwise, as the members of the Committee shall determine.
The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to disband the Executive Committee.

ARTICLE IV --- OFFICERS

	Section 1 --- Number:	The Board of Directors shall elect a
President, a Secretary and a Treasurer and from time to time may elect one or more Vice Presidents of the corporation or other officers. Two or more offices may be held by the same person.

	Section 2 --- Term and Removal:		The Officers shall be
elected at the first meeting of the Board held following each annual meeting of the stockholders. The term of office of all Officers shall continue until their respective successors are elected and qualified, but any Officer may be removed from office, either with or without cause, at any time by the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

	Section 3 --- Powers and Duties:		The Officers of the
corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, shall, in the order of their respective seniorities, in the absence or disability of the President, perform the duties of the President.

ARTICLE V --- CAPITAL STOCK

	Section 1 --- Form and Transfers:		The interest of each
stockholder of the corporation may be evidenced by certificates for shares of stock certifying the kind, class, series, and the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation, as the Board of Directors may from time to time prescribe.

	Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed by the Board of Directors, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

	The certificates of Stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. In case any such Officer who has signed such certificate shall have ceased to be such before such certificate is issued and delivered, it may be issued and delivered by the corporation with the same effect as if such Officer had not ceased to be such at the time of its issue and delivery.

	Section 2 --- Treasury Stock:	Treasury stock shall be held by the
corporation subject to the disposal of the Board of Directors, and shall neither vote, participate in dividends, or be counted as outstanding for the purposes of any stockholders quorum or vote.

	Section 3 --- Lien on Capital Stock:	The corporation shall
have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of the respective holders


thereof to the corporation. The corporation hereby reserves the right to note this lien conspicuously on the certificate or certificates representing the capital stock subject to the lien.

	Section 4 --- Lost, Stolen, Destroyed or Mutilated Certificates:
	No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such an amount (not exceeding twice the value of the shares represented by such certificate), and upon such terms and secured by such surety as the Board of Directors may in its discretion require.

	Section 5 --- Transfer Agent and Registrar:	The Board of
Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

	Section 6 --- Inspection of Stock Book:		This corporation
shall keep at its office, or in the office of its transfer agent, a book (or books where more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the names, alphabetically arranged, with the address of every stockholder, showing the number of shares of each kind, class, or series of stock held on record by him, and when the stock book is kept in the office of the transfer agent, the corporation shall keep copies of the stock lists prepared from said stock book and sent to it from time to time by said transfer agent. The stock book or stock lists shall show the current status; provided, if the transfer agent of the corporation be located elsewhere, a reasonable time shall be allowed for transit or mail. The stock book or stock lists shall be open for at least three (3) business hours each business day for inspection by any person who shall have been, for at least six (6) months immediately preceding his demand, a record holder of not less than one percent (1%) of the outstanding stock of the corporation, or by any officer, director or any committee or person authorized in writing by the holders of at least five percent (5%) of all its outstanding shares. Persons so entitled to inspect stock books or stock lists may make extracts therefrom.

	This provision shall not apply to a person who seeks such information otherwise than to protect his interest in the corporation or has within two (2) years sold or offered for sale any list of stockholders of such corporation or any other corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

ARTICLE VI --- MISCELLANEOUS

	Section 1 --- Fiscal Year:		The fiscal year of the
corporation shall, by resolution, be determined by the Board of Directors or otherwise be the calendar year.

	Section 2 --- Dividends:		Subject always to the
provisions of the Articles of Incorporation, the Board of Directors shall have full power to determine whether any part of the current or accumulated earnings of the corporation shall be declared in dividends and paid to stockholders; provided, however, that such determination shall also be ratified at a meeting of the stockholders.

	Section 3 --- Funds and Obligations of the Corporation:	All
monies of this corporation, or under its charge, deposited in any bank or other place of deposit, shall be deposited in credit of the corporation in its corporate name. Checks withdrawing funds of the corporation from bank deposits shall be made by such signature or signatures as may be provided by resolution of the Board of Directors.

	All bonds, notes, and other evidences of indebtedness, mortgages, deeds and contracts of this corporation shall be signed in its name by the President; and no such instrument shall be valid without being so signed, unless otherwise stated by the Board of Directors.

	Section 4 --- Amendment of By-Laws:		The By-Laws of the
corporation shall be subject to alteration, amendment, or repeal, by the adoption of new By-Laws not inconsistent with any provision of the Articles of Incorporation, laws of the State of Florida, or these By-Laws, either by the stockholders of the corporation or by the Board of Directors. By-Laws made, altered, or amended by the Board of Directors shall not conflict with the By-Laws passed by the stockholders and may be altered , amended, or repealed by the stockholders at any annual or special meeting thereof.


(Letterhead of Mary Silva, Attorney at Law)

February 14, 1997

RE:  Sylvanus Corporation
     Form SB-2 Registration Statement
     Filed March 27, 1997 with the SEC

To Whom It May Concern:

Sylvanus Corporation (Sylvanus) has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, with full corporate power and authority to carry on its business as set forth in the Registration Statement. This opinion is limited to Florida and federal laws.

I am familiar with the corporate actions taken and to be taken by Sylvanus in connection with the authorization, issuance and sale of 29,000 shares of the Company's Common Stock, par value $0.01, (Shares) to the public, registered on a Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission.

I have made such legal and factual inquiries as I deem necessary for the purpose of rendering this opinion. Based on the foregoing, the attached affidavit incorporated herein, and in reliance thereon, and subject to the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, I am of the opinion that:

     (1) the Shares have been duly authorized; and
     (2) the Shares, when issued and sold in accordance with the terms of the Registration Statement, will be legally issued, fully paid and nonassessable, and free and clear of all liens, encumbrances, equities and claims whatsoever.

The issuance and sale of the stock will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation, including any amendments thereto, or By-Laws of Sylvanus as amended.


Counsel has no reason to believe that the Registration Statement or any amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Commission.

Sincerely,

s/Mary E. Silva
Mary E. Silva, Esq.


Independent Contractor Agreement

This agreement is entered into this 9th day of December, 1997 between Karl H. Williamson ("Contractor") and Sylvanus Corporation ("Company").

Company hereby hires Contractor on a non-exclusive basis to serve as its sales representative for products which the Company shall from time to time ask Contractor to sell.

Proceeds of such sales shall be paid directly to Company.

Prices and terms of such sales must be approved by Company prior to sale.

Contractor is in no way an employee or agent of the Company and shall have no authority to bind or obligate the Company.

This agreement may be canceled by either party at any time upon notice to the other party.

This agreement shall automatically expire on December 8, 1998 if not canceled sooner.

Contractor shall be entitled to receive 20% of the gross profits received by the Company as a result of sales made by Contractor. For purposes of this agreement, sales shall include lease arrangements or other forms of payments to the Company where such arrangements were made by Contractor.

Compensation to the Contractor under this agreement may be paid in the form of stock in the Company at book value or at market value if there is a market for the Company's stock and the market value is higher than the book value. At the discretion of the board of directors of the Company, some or all of contractor's compensation may be paid in cash instead of stock.

This agreement constitutes the entire understanding between the parties hereto and may only be amended by further agreement in writing which must be ratified by the board of directors of the Company in order to be effective.


     Sylvanus Corporation

By:   s/Charles J. Champion, Jr.                 s/Karl H. Williamson
      Charles J. Champion, Jr.                   Karl H. Williamson
      President


(Letterhead of Kuhn, Raker, Chatham & Seland P.A., Certified Public
Accountants)









	CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use, in this Registration Statement on Form SB-2, of our report dated February 14, 1997 relating to the financial statements of Sylvanus Corporation for the period from June 3, 1996 (Date of Inception) to December 31, 1996, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.




s/Kuhn, Chatham & Seland, P.A.
Kuhn, Chatham & Seland, P.A.
February 14, 1997



Consent to Inclusion in Registration Statement

I hereby consent to the inclusion of the affidavit signed by me on December 15, 1997 as part of Exhibit (5) of the registration statement. I hereby consent to the inclusion of the report of financial condition as of 9/30/97 signed by me on December 9, 1997 as part of financial statements in the registration statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Commission.

                                              s/Karl H. Williamson
                                              Karl H. Williamson


                                                  12/15/97
                                                    date




[ARTICLE] 5

[PERIOD-TYPE]                   OTHER
[FISCAL-YEAR-END]                          DEC-31-1996
[PERIOD-END]                               SEP-30-1997
[CASH]                                              10
[SECURITIES]                                         0
[RECEIVABLES]                                        0
[ALLOWANCES]                                         0
[INVENTORY]                                          0
[CURRENT-ASSETS]                                    10
[PP&E]                                               0
[DEPRECIATION]                                       0
[TOTAL-ASSETS]                                      10
[CURRENT-LIABILITIES]                                0
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                             0
[OTHER-SE]                                          10
[TOTAL-LIABILITY-AND-EQUITY]                        10
[SALES]                                              0
[TOTAL-REVENUES]                                     0
[CGS]                                                0
[TOTAL-COSTS]                                        0
[OTHER-EXPENSES]                                     0
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                      0
[INCOME-TAX]                                         0
[INCOME-CONTINUING]                                  0
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                         0
[EPS-PRIMARY]                                        0
[EPS-DILUTED]                                        0




AFFIDAVIT OF KARL H. WILLIAMSON

	I, Karl H. Williamson, hereby declare under oath the following:

	1.	I am President of Sylvanus Corporation (Sylvanus).

	2.	I am familiar with Sylvanus's Articles of Incorporation and
By-Laws and appropriate laws and regulations concerning the issuance and sale of shares.

	3.	I am also familiar with the corporate actions taken and to
be taken by Sylvanus in connection with the authorization, issuance, and sale of 29,000 shares of Sylvanus's Common Stock to the public.

	4.	All shares have been duly authorized and the shares, when
issued and sold, will be in accordance with the terms of the Registration Statement and Sylvanus's Articles of Incorporation and By-Laws.

	5.	Furthermore, the shares, when issued and sold, will be
legally issued, fully paid and nonassessable.

	I declare under the penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

12/15/97                              s/Karl H. Williamson
Date                                  Karl H. Williamson

SIGNED AND SWORN TO before me this 15th day of December, 1997.

s/La Shan E. Connelly                  (seal of Notary Public)
Notary Public                           La Shan E. Connelly
                                        My Commission # CC465445
                                        Expires: May 18, 1999
                                        Bonded Thru Notary Public
Underwriters
My Commission Expires: May 18, 1999

Whom produced FL drivers license


Undertakings

	This registration constitutes a Rule 415 Offering because the Company will continue to offer the securities on a continuous basis extending beyond thirty days if not sold out prior to that time.

	The Company will:

	(1) File, during the continuation of this Offering, any post effective amendments necessary to
		(i) Comply with the requirements of section 10(a)(3) of the Securities Act of 1933.
		(ii) Reflect in the prospectus any facts or events which, individually or together, represent a
		fundamental change in the information in the registration statement; and
		(iii) Include any additional or changed material information on the plan of distribution.

	(2) Treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering for purposes of determining liability under the Securities Act of 1933.

	(3) File a post-effective amendment to remove from registration
any of the securities that remain unsold 	at the end of the Offering.

This registration does not include any warrants or rights offerings.

This offering does not involve competitive bids.


The issuer will not request an acceleration of the effective date.

The issuer does not rely upon Rule 430A.

Signatures

   	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Winter Park, State of Florida, on December
9, 1997.

                                          Sylvanus Corporation
                                    By:   s/Karl H. Williamson
                                          Karl H. Williamson, President

	In accordance with the requirement of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


December 9, 1997          s/ Karl H. Williamson
                          Karl H. Williamson, President, Secretary,
Treasurer,
                          Chief Executive Officer

December 9, 1997          s/ Janet C. Mouquin
                          Janet C. Mouquin, Vice President of Finance,
                          Chief Financial Officer, Chief Accounting
Officer

December 9, 1997          s/ Charles J. Champion, Jr.
                          Charles J. Champion, Jr., Director



